Execution Copy

Education Realty Trust, Inc.

21,300,000 Shares of Common Stock
(Par Value $.01 Per Share)
UNDERWRITING AGREEMENT
June 18, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representative of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Education Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 21,300,000 shares of Common Stock, $.01 par value per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,195,000 additional shares of Common Stock (the “Option Securities;” the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S–3 (No. 333–183790), including the related base prospectus dated September 7, 2012 (the “Base Prospectus”), covering the registration of shares of Common Stock (including the Securities), shares of preferred stock, depositary shares, debt securities and subscription rights under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” The Base Prospectus and prospectus supplement filed pursuant to Rule 424(b) used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations (including without limitation, any 430B Information), is herein referred to as the “Registration Statement”; provided, however, that the term “Registration Statement” shall include any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations. The term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The Base Prospectus and the final prospectus supplement, in the form first filed pursuant to Rule 424(b) in connection with the offering of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be.
1. Representations and Warranties. The Company and Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), jointly and severally represent and warrant to, and agree with, each Underwriter as of the date hereof as follows:
(a)    The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or the securities authority of any jurisdiction. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
Any offer that was a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Date (as defined below) and at each Date of Delivery (as defined in Section 2 hereof), if any, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The preliminary prospectus complied as to form when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of the Applicable Time, each Issuer Free Writing Prospectus (as defined below) identified on Schedule II, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Company and the Underwriters as the information to be conveyed by the Underwriters to purchasers of the Securities at the Applicable Time as set forth on Schedule II, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Representative on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 7:00 p.m. (New York City time) on June 18, 2014 or such other time as agreed by the Company and the Underwriters.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Company, or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Statutory Prospectus” as of any time means the Base Prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated or deemed incorporated by reference therein at such time.
(b)    (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(c)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (i) at the time the Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, (iii) at the Closing Date and (iv) at each Date of Delivery, if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)     (i) at the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (iii) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(e)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 5(c) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by the Representative on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).
(f)    The Company is a corporation duly formed and validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company, the Operating Partnership and the Subsidiaries (as defined in Section 1(h) hereof), taken as a whole (“Material Adverse Effect”).
(g)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Additionally, the Company will contribute the net proceeds from the sale of the Firm Securities and, to the extent any portion of such option to purchase additional shares is exercised subsequent to the Closing Date, the Option Securities to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of Firm Securities and, if applicable, Option Securities issued.
(h)    Each direct or indirect subsidiary of the Company other than the Operating Partnership (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; each majority owned and active Subsidiary is set forth on Schedule IV hereto; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; the Company is the sole owner of Education Realty OP GP, Inc., which is the sole general partner of the Operating Partnership, and Education Realty OP GP, Inc., Education Realty OP Limited Partner Trust, Allen & O’Hara, Inc., Place Properties, L.P., and certain current and former officers and a director of the Company collectively own a percentage interest in the Operating Partnership and the Company is the sole owner of University Towers OP GP, LLC, which is the sole general partner of the University Towers Partnership, and University Towers OP GP, LLC, the Operating Partnership, Allen & O’Hara, Inc. and a former officer and a current director of the Company and an unaffiliated individual collectively own a percentage interest in the University Towers Partnership; except as described in the preceding proviso, each Subsidiary’s capital stock or other ownership interests are currently owned and will, immediately following the Closing Date and each Date of Delivery, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. Each of the following Subsidiaries is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act Regulations) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”): EdR Development LLC, EdR Management Inc., Education Realty OP Limited Partnership Trust and the Operating Partnership; the aforementioned subsidiaries are the only Significant Subsidiaries of the Company.
(i)    The Company has an authorized capitalization as set forth in the Company’s consolidated balance sheet as of the latest financial statements, audited or unaudited, as applicable, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock;” the outstanding shares of Common Stock are duly listed and admitted and authorized for trading on the New York Stock Exchange, Inc. (the “NYSE”) and, at the Closing Date, the Securities will have been approved for listing on the NYSE, subject to official notice of issuance; and, except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same has been or may be amended and/or restated from time to time (the “Operating Partnership Agreement”) and the Amended and Restated Agreement of Limited Partnership of University Towers Operating Partnership, LP, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
(j)    The Securities and all other outstanding shares of capital stock of the Company, including any restricted shares of common stock, have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities to be issued and sold by the Company have been issued and delivered and paid for in accordance with this Agreement on the Closing Date and each Date of Delivery, such Securities will have been, validly issued, fully paid and nonassessable, will have been, or will be, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects, will conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive or other similar rights with respect to the Securities to be issued and sold by the Company. Upon payment of the purchase price and issuance and delivery of the Securities to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such

Securities, free and clear of all Liens. The certificates, if any, to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Date of Delivery, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE.
(k)    The outstanding OP Units have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as may be issued pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Anderson Road Oxford LLC, dated June 12, 2012 (the “Oxford Agreement”), there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The issuance of any such OP Units or other securities of the Operating Partnership pursuant to the terms of the Oxford Agreement will not have a Material Adverse Effect.
(l)    The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Securities to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at the Closing Date for the Firm Securities or the Date of Delivery for the Option Securities, as applicable, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
(m)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or the Operating Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(n)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
(o)    None of the Company, the Operating Partnership or the Subsidiaries (i) is in violation of its charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, a Material Adverse Effect.
(p)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Company, the Operating Partnership or the Subsidiaries in connection with the transactions contemplated by this Agreement, except such consents, approvals, authorizations, filings or orders as have already been obtained or will be obtained under the 1933 Act or as required under state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(q)    The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, the General Disclosure Package and the Prospectus) upon any of the properties or assets of any of the Company, the Operating Partnership or the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Company, the Operating Partnership or the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of any of the Company, the Operating Partnership or the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Operating Partnership or the Subsidiaries.

(r)    This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and the Operating Partnership Agreement, has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, to the knowledge of the Company and the Operating Partnership, by each of the other parties thereto (other than the Representative); and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Company and the Operating Partnership), is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.
(s)    The Company, the Operating Partnership and the Subsidiaries possess all certificates, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them (as described in the Registration Statement, the General Disclosure Package and the Prospectus), are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.
(t)    The consolidated financial statements of the Company and its subsidiaries included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared in all material respects on a consistent basis with the books and records of the Company. The supporting schedules included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein as of the dates indicated. The historical summaries of revenue and certain operating expenses of properties and the financial statements of unconsolidated joint venture affiliates included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the revenues and operating expenses included in such summaries or financial statements, as applicable, for the periods specified in conformity with GAAP and otherwise have been prepared in accordance with the applicable financial statement requirements. The selected financial data and the summary financial information included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other historical or pro forma financial statements (or schedules) are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, of any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(u)    Deloitte & Touche LLP, who certified the financial statements included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered the initial letter referred to in Sections 6(g) hereof, are independent registered certified public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.
(v)    There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.
(w)    The Company, beginning with its taxable year ended December 31, 2007 and through its taxable year ended December 31, 2013 has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2014 and thereafter for so long as the Board of

Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.
(x)    Each of the Company, the Operating Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, in each case, to the extent material (“Returns”) (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. No audits or other administrative proceedings or court proceedings are presently pending against any of the Company, the Operating Partnership or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Company, the Operating Partnership or the Subsidiaries in writing that it intends to investigate its tax affairs, except where any such audit or investigation, would not have, or would not reasonably be expected to have, a Material Adverse Effect.
(y)    Each of the Company, the Operating Partnership and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except in any case in which the failure so to comply would not have a Material Adverse Effect.
(z)    None of the Company, the Operating Partnership or the Subsidiaries (including any predecessor entities) has distributed, or prior to the later of the Closing Date (or the final Date of Delivery) and the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus and any other written materials consented to by the Representative pursuant to Section 5(g) hereof) (it being understood that no representation is made with respect to any other materials distributed by the Representative).
(aa)    Each of the Company, the Operating Partnership and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; none of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which any of the Company, the Operating Partnership or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
(bb)    The assets of the Company, the Operating Partnership and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
(cc)    (1) Each of the Company, the Operating Partnership and the Subsidiaries has fee simple title or a valid leasehold interest to all of the properties and other assets described in the Prospectus as owned or leased by the Company, the Operating Partnership or the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have, or reasonably be expected to have, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, a Material Adverse Effect; (3) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (4) none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (5) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, singly or in the aggregate, or reasonably be expected to have, a Material Adverse Effect; and (6) none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.
(dd)    Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably believed to be adequate in respect of the businesses in which they are or will be engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of which is, to the knowledge of the Company and the Operating Partnership, in full force and effect and each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material claims by any of the Company, the Operating Partnership or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has been refused any customary insurance coverage sought or applied for; and neither the Company nor the Operating Partnership has any reason to believe that any of the Company, the Operating Partnership or the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.
(ee)    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property nor will the Company, the Operating Partnership, the Subsidiaries, or any person affiliated therewith hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or the Operating Partnership.
(ff)    The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and such title insurance is, to the knowledge of the Company and the Operating Partnership, in full force and effect.
(gg)    Except as (x) otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) would not have a Material Adverse Effect: (i) the Company, the Operating Partnership and the Subsidiaries and the Properties have been and are in compliance with, and none of the Company, the Operating Partnership or the Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), (ii) none of the Company, the Operating Partnership, the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Company, the Operating Partnership or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, (iii) neither the Company nor the Operating Partnership intend to use the Properties or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) none of the Company, the Operating Partnership or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Company, the Operating Partnership or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Company, the Operating Partnership or the Subsidiaries to incur liability, (v) none of the Company, the Operating Partnership or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Registration Statement, the General Disclosure Package and the Prospectus or arising out of the conduct of the Company, the Operating Partnership or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Company or the Operating Partnership to incur liability and that would not require disclosure pursuant to Environmental Laws and (vi) neither the Properties nor any other assets currently owned by any of the Company, the Operating Partnership or the Subsidiaries is included or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Company, the Operating Partnership and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Company, the Operating Partnership or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.
As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§5101-5128, the Solid Waste Disposal Act, as amended, 42

U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (a “Governmental Authority”).
(hh)    No labor problem or dispute with the employees of the Company, the Operating Partnership or the Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is threatened or imminent, and neither the Company nor the Operating Partnership are aware of any existing or imminent labor disturbance by the employees of any of their or their Subsidiaries’ principal suppliers, contractors or customers, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(ii)    Except as would not have, or reasonably be expected to have, a Material Adverse Effect, the Company, the Operating Partnership and the Subsidiaries own and have full right, title and interest in and to, or has valid licenses to use, each trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the Company’s or the Operating Partnership’s business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not have, or reasonably expected to have, a Material Adverse Effect, (a) to the knowledge of the Company and the Operating Partnership, there are no rights of third parties to any such Intellectual Property, (b) to the knowledge of the Company and the Operating Partnership, there is no infringement by third parties of any such Intellectual Property, (c) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the Company’s or the Operating Partnership’s rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim, (d) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim and (e) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(jj)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company and the Operating Partnership, threatened, any action, suit or proceeding against or affecting any of the Company and the Operating Partnership, the Subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Company, the Operating Partnership or the Subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnership to perform their obligations under this Agreement.
(kk)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (1) there has been no Material Adverse Effect, (2) there have been no transactions entered into by any of the Company, the Operating Partnership or the Subsidiaries which are material with respect to the Company, the Operating Partnership and their Subsidiaries taken as a whole, (3) none of the Company, the Operating Partnership or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Company, the Operating Partnership and the Subsidiaries taken as a whole and (4) except for regular distributions on the Common Stock and OP Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its OP Units.
(ll)    None of the Company, the Operating Partnership nor any Subsidiary is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
(mm)    There are no contracts or other documents that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the 1933 Act.
(nn)    No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Operating Partnership on the other hand, which is required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.
(oo)    The Company maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(pp)    The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management, including the principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(qq)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.
(rr)    The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
(ss)    None of the Company, the Operating Partnership nor any Subsidiary nor to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, the Subsidiaries and, to the knowledge of the Company or the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA in all material respects.
(tt)    None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(uu)    None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the 1934 Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.
(vv)    The Company has not issued any stock options under the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan or otherwise.
(ww)    The Company intends to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
(xx)    Throughout the period from its formation through the date hereof, the Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
(yy)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.
Any certificate or document signed by any officer or representative of the Company or the Operating Partnership and delivered to any Underwriter, or to counsel for the Underwriters, shall be deemed a representation and warranty by each of the Company and the Operating Partnership, as to matters set forth therein to each Underwriter.
2.    Purchase and Sale. (%3) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.7920 per share (representing a public offering price of $10.20 per share, less an underwriting discount of $0.4080 per share), the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,195,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Firm Securities less an amount equal to any dividends payable or paid to the holders of the Firm Securities but not payable or paid to the holders of the Option Securities. Said option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the time, date and place of payment and delivery of such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters in accordance with Section 3 hereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.
3.    Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on June 24, 2014, or at such time on such later date not more than three business days after the foregoing date as the Representative and the Company shall agree, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made, and the Firm Securities and the Option Securities shall be registered in such names and denominations, as the Representative shall have requested at least one full business day prior to the Closing Date (or any Date of Delivery, as the case may be).
If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representative and the Company, on the date specified by the Representative (which shall be within three business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.
5.    Agreements. The Company agrees with the several Underwriters that:
(a)    The Company will comply, subject to the remainder of this clause (a), with the requirements of Rule 430B. Prior to the termination of the offering of the Securities, the Company will not use or file any amendment to the Registration Statement or amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Securities unless the Company has furnished the Representative an electronic copy for review prior to filing and will not file or use any such proposed amendment or supplement or new registration statement to which the Representative reasonably objects. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. After the date of this Agreement and during any period in which a Prospectus relating to the Securities is required to be delivered by the Underwriters under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (“Rule 172”)), the Company will promptly advise the Representative (1) of the effectiveness of any amendment to the Registration Statement or any new registration statement relating to the Securities, (2) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference into the Prospectus, (3) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (4) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (5) of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the institution or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (6) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such order or the suspension of any such qualification, and, if issued, to obtain as soon as possible, the withdrawal thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)    Subject to the last sentence of this Section 5(b), if, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any Securities remain unsold by the Underwriters (including any Option Securities that the Underwriters may elect to purchase pursuant to the option granted to them in Section 2(b) hereof), the Company will, prior to that date, (i) promptly notify the Representative, (ii) immediately file a new registration statement relating to such Securities, in a form satisfactory to the Representative, so that the securities covered by the Registration Statement may continue to be offered and sold thereunder as permitted by Rule 415(a)(5) of the 1933 Act pending the effectiveness of the new registration statement contemplated by this Section 5(b) and use its best efforts to cause such registration statement to be declared effective on a date determined by the Company on or prior to the 180th day following the initial filing thereof, and (iii) promptly notify the Representative of such effectiveness. References herein to the “Registration Statement” shall include such new registration statement upon the effectiveness of such new registration statement as contemplated hereby, if at all. Provided, however, if the Representative notifies the Company that no Securities remain unsold (including any Option Securities that the Underwriters may elect to purchase pursuant to the option granted to them in Section 2(b) hereof), the Company shall not be obligated to file a registration statement (or otherwise request the effectiveness thereof) pursuant to this Section 5(b).
(c)    If, at any time when a prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act, any event or development occurs as a result of which, in the opinion of counsel for the Underwriters or for the Company, the Registration Statement or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Securities, the Company will promptly (1) notify the Representative of any such event or development, (2) prepare and file with the Commission, subject to Section 5(a) hereof, such amendment, supplement or new registration statement which will correct such statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented Prospectus to the Underwriters in such quantities as they may reasonably request. If, at any time when a Prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered), an event or development occurs as a result of which, in the opinion of counsel for the Underwriters or for the Company, the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company promptly will (1) notify the Representative of any such event or development, (2) prepare, subject to Section 5(a), an amendment or supplement to the General Disclosure Package to eliminate or correct such untrue statement or omission and (3) supply any amended or supplemented General Disclosure Package to the Underwriters in such quantities as they may reasonably request. If, at any time when a Prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered), an event or development occurs as a result of which, in the opinion of counsel for the Underwriters or for the Company, any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(d)    As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
(e)    The Company will furnish to the Representative and counsel for the Underwriters conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer is or may be (or but for the exception afforded by Rule 172 would be) required by the 1933 Act, as many copies of any preliminary prospectus and the Prospectus as the Representative may reasonably request.
(f)    Unless publicly filed with the Commission on EDGAR, during the period from the date of this Agreement through the five year anniversary hereof, the Company will furnish upon request to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish upon request to the Representative as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders.
(g)    The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto and free writing prospectuses, if any, consented to by the Company and the Underwriters is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.
(h)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(i)    For a period from the date of the Prospectus through and including the 45th day following the date of the Prospectus (such period, the “Lock-Up Period”), the Company will not, and will not permit the Operating Partnership to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise dispose of or transfer, or file with the Commission a registration statement under the 1933 Act relating to, shares of Common Stock (other than the Securities) or securities convertible into or exchangeable or exercisable for or repayable with any shares of Common Stock, including, without limitation, OP Units, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, including, without limitation, OP Units, whether any of these transactions are to be settled by delivery of Common Stock, OP Units or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, pledge, sale, purchase, grant, disposition or transfer, or to enter into any such transaction, swap, hedge or other arrangement, without the prior written consent of the Representative, other than (A) grants of stock options, restricted stock or restricted stock units to employees, consultants and/or directors pursuant to the terms of the 2004 Incentive Plan, Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan, the Education Realty Trust, Inc. 2010, 2011, 2012 or 2013 Long-Term Incentive Plans or any other plan in effect as of the date of the Prospectus, (B) issuances of Common Stock in connection with redemptions of any OP Units in the Operating Partnership or limited partnership interests in the University Towers Operating Partnership or pursuant to the Amended and Restated Dividend Reinvestment and Stock Purchase Plan or the Education Realty Trust, Inc. Employee Stock Purchase Plan, (C) issuances of OP Units to the Company in connection with this offering and issuances of OP Units in connection with the acquisition of property, (D) issuances of Common Stock or OP Units by the Company or the Operating Partnership, respectively, upon exercise of any option or warrant or the conversion of any security outstanding on the date hereof and described in the Registration Statement, General Disclosure Package and the Prospectus, and (E) registration statements filed in connection with the Company’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan or any equity plan.
(j)    The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2014 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified, for taxation as a REIT under the Code.
(k)    The Company will use its best efforts to cause the Securities to be approved for listing, subject to official notice of issuance, on the NYSE prior to the Closing Date.
(l)    For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(m)    None of the Company, the Operating Partnership or any Subsidiaries will take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any of their securities to facilitate the sale or resale of the Securities.
(n)    For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Company will take such steps as shall be necessary to ensure that none of the Company, the Operating Partnership or any Subsidiary shall be required to register as an “investment company” within the meaning of the 1940 Act and the rules and regulations of the Commission thereunder.

(o)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Securities on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 5(h) hereof (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, if any; (ix) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) and transfer agent and registrar; (x) any travel expenses of the officers and employees of the Company or the Operating Partnership and any other expenses of the Company or the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Securities; (xi) all other costs and expenses incident to the performance by the Company or the Operating Partnership of their obligations hereunder; and (xii) the reasonable costs and expenses associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fifth paragraph of Section 1(a) hereof.
(p)    During the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered by the Underwriters under the 1933 Act or the 1934 Act, the Company will (1) comply with all provisions of the 1933 Act and (2) file all documents required to be filed with the Commission pursuant to the 1934 Act or the 1934 Act Regulations within the time periods prescribed therefor.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties (in each case, subject to the qualifications, if any, described therein) on the part of the Company and the Operating Partnership contained herein as of the date hereof, the Applicable Time, the Closing Date and each Date of Delivery, if any, pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    On the Closing Date, (i) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, and (iv) there shall not have come to the attention of the Representative any facts that would cause the Representative to believe, after consultation with counsel, that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
(b)    The Company shall have requested and caused Morrison & Foerster LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date (or the applicable Date of Delivery, as the case may be) and addressed to the Representative, to the matters attached as Exhibit A hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware (to the extent limited to Delaware corporate laws) or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall also cover any amendments or supplements thereto at the Closing Date (or the applicable Date of Delivery, as the case may be). The Underwriters acknowledge that the law firm of Venable LLP, special Maryland counsel to the Company, is satisfactory for the purposes of this Section 6(b).
In addition, Morrison & Foerster LLP shall state that, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, (ii) the General Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, or any amendment or supplement thereto, as of their respective issue dates or at the Closing Date or the applicable Date of Delivery, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedules and other financial or accounting data or information included or incorporated by reference therein or excluded therefrom, as to which such counsel need express no statement).
(c)    The Representative shall have received the favorable opinion, dated the Closing Date (or the applicable Date of Delivery, as the case may be), of Venable LLP, special Maryland counsel of the Company, to the matters attached as Exhibit B hereto.
(d)    The Representative shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date (or the applicable Date of Delivery, as the case may be) and addressed to the Representative, with respect to the issuance and sale of the Securities, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representative may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, in rendering such opinion, such counsel may rely on and assume the accuracy of the opinion of Venable LLP, special Maryland counsel to the Company, dated as of the Closing Date (or the applicable Date of Delivery, as the case may be), with respect to matters of Maryland law.
(e)    The Underwriters shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as sole stockholder of Education Realty OP GP, Inc. (general partner of the Operating Partnership), and of the chief financial officer or chief accounting officer of the Company, on behalf of the Company and as sole stockholder of Education Realty OP GP, Inc. (general partner of the Operating Partnership), dated the Closing Date (or the applicable Date of Delivery, as the case may be), to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to the foregoing, as well as this Agreement, and that:
(i)    the representations and warranties (in each case, subject to the qualifications, if any, described therein) of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date (or the applicable Date of Delivery, as the case may be) with the same effect as if made on the Closing Date (or such Date of Delivery, as the case may be) and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or such Date of Delivery, as the case may be);

(ii)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission or the securities authority of any jurisdiction; and
(iii)    since the date of the most recent financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company or the Operating Partnership and the Subsidiaries, taken as a whole, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated or deemed to be incorporated by reference therein after the date hereof).
(f)    The Representative shall have received a certificate of the chief financial officer of the Company, dated the Closing Date (or the applicable Date of Delivery, as the case may be), in a form reasonably satisfactory to the Representative.
(g)    At the date hereof, the Representative shall have received a letter from Deloitte & Touche LLP dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)    On the Closing Date (or the applicable Date of Delivery, as the case may be), the Representative shall have received a letter, dated the Closing Date (or such Date of Delivery, as the case may be), of Deloitte & Touche LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date (or such Date of Delivery, as the case may be).
(i)    Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in Section 6(g) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, assets, prospects or properties of the Company or the Operating Partnership and the Subsidiaries taken as a whole, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (iii) any

downgrading in, or withdrawal of, the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) any suspension or material limitation by the Commission of trading in the Common Stock or trading in securities generally on the NYSE or any setting of minimum or maximum prices on such exchange, or maximum ranges of prices have been required, by such exchange or by such system or by order of the Commission, FINRA or any other governmental authority, (v) any banking moratorium declared either by federal or New York State authorities or (vi) any outbreak or significant escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any significant change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus.
(j)    On or prior to the Closing Date, the Representative shall have received lock-up agreements substantially in the form of Exhibit C hereto (the “Lock-up Agreements”) from each of the executive officers and directors listed on Schedule III hereof.
(k)    On the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(l)    On the Closing Date (or the applicable Date of Delivery, as the case may be), counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
(m)    Prior to the Closing Date (or the applicable Date of Delivery, as the case may be), the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
Any certificate or document signed by any officer or representative of the Company or the Operating Partnership and delivered to any Underwriter, or to counsel for the Underwriters, shall be deemed a representation and warranty by each of the Company and the Operating Partnership, as to matters set forth therein, to each Underwriter as to the statements made therein.
The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date (or the applicable Date of Delivery, as the case may be) or otherwise.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date or the applicable Date of Delivery, as the case may be, by the Representative, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that Sections 1 and 8 hereof shall survive any such termination and remain in full force and effect. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date (or the applicable Date of Delivery, as the case may be).
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than Section 6(i)(iv) (with respect to securities other than the Common Stock), Section 6(i)(v) and Section 6(i)(vi)) is not satisfied, because of any termination pursuant to Section 10(a)(i) (with respect to the Common Stock) or 10(a)(iv) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution. (%3) Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 of the 1933 Act Regulations (i) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, or in any amendment to the Registration Statement, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any roadshow materials not constituting an Issuer Free Writing Prospectus used in connection with the offer of Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (other than with respect to the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, (ii) against any and all loss, claim, damage, liability and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company) and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 8(a); provided, however, neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein (that information being limited to that described in the last sentence of Section 8(b) hereof). This indemnity agreement will be in addition to any liability which the Company or Operating Partnership may otherwise have.
(a)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Operating Partnership and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Company or the Operating Partnership within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of the Company or the Operating Partnership within the meaning of Rule 405 of the 1933 Act Regulations to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under (i) the first and second sentences of the first paragraph under the caption “Underwriting—Commissions and Discounts” in the Prospectus, (ii) the second sentence of the first paragraph and the first, second and sixth sentences of the second paragraph under the caption “Underwriting—Price Stabilization, Short Positions” in the Prospectus and (iii) the statements under “Underwriting—Electronic Offer, Sale and Distribution of Shares” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus and as such information is referred to in Sections 1(a), 1(e), 8(a) and 8(b) of this Agreement.
(b)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(c)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership and the Underwriters, severally in proportion to their respective commitments to purchase the Firm Securities specified in Schedule I hereto, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by them; and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of any Underwriter within the meaning of Rule 405 of the 1933 Act Regulations and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of the Company or the Operating Partnership within the meaning of Rule 405 of the 1933 Act Regulations, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership subject in each case to the applicable terms and conditions of this paragraph (e).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Firm Securities agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Firm Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all the remaining Underwriters) the Firm Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Firm Securities set forth in Schedule I hereto, and arrangements reasonably satisfactory to the Representative and the Company are not otherwise made for the purchase of at least 90% of the Firm Securities (by existing or new Underwriters) within 36 hours after any such defaults, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Firm Securities, and if such nondefaulting Underwriters do not purchase all the Firm Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, (a) if at any time prior to such time and after the date of this Agreement, (i) trading in the Common Stock shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, or maximum ranges of prices have been required, by such exchange or by order of the Commission, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus or (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (excluding any documents incorporated or deemed to be incorporated by reference therein after the date hereof) or (b) as provided in Sections 6 and 9 hereof. Any such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that Sections 1 and 8 hereof shall survive any such termination and remain in full force and effect.

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Operating Partnership or any officer or representative of any of the Company or the Operating Partnership and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Operating Partnership or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    No Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or their respective securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
13.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036 Attention: Syndicate Department (facsimile: (646) 855-3073) with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: ECM Legal (facsimile: (212) 230-8730), with copies to Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Edward F. Petrosky and Bartholomew A. Sheehan III (phone: (212) 839-5300; facsimile: (212) 839-5599); or, if sent to the Company or the Operating Partnership, will be delivered to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120, Attention: Randall H. Brown (facsimile: (901) 259-2594), with a copy to Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006-1888, Attention: John A. Good (phone: (202) 887-1500; facsimile: (202) 887-0763.
14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
16.    Waiver of Jury Trial. The Company, the Operating Partnership and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.
Very truly yours,

EDUCATION REALTY TRUST, INC.

By: /s/ Randall H. Brown
Name: Randall H. Brown
    Title: Executive Vice President, Chief Financial
Officer, and Treasurer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: Education Realty OP GP, Inc., its general          partner
By: /s/ Randall H. Brown
Name: Randall H. Brown
    Title: Executive Vice President, Chief Financial
Officer, and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the several Underwriters
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Greg Wright
Name: Greg Wright
Title: Managing Director and Co-Head of Americas Real Estate Investment Banking

For themselves and the several Underwriters listed on Schedule I hereto

SCHEDULE I

Underwriters	Number of Firm Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated………………………………………	7,455,000
KeyBanc Capital Markets Inc. …………………………………	3,195,000
RBC Capital Markets, LLC…………………………………….	3,195,000
Robert W. Baird & Co. Incorporated…………………………..	2,130,000
J.P. Morgan Securities LLC……………………………………	2,130,000
PNC Capital Markets LLC……………………………………..	2,130,000
Sandler O’Neill & Partners, L.P………………………………..	639,000
Piper Jaffray & Co……………………………………………...	426,000

Total	21,300,000

S-I

SCHEDULE II
SPECIFY EACH ISSUER FREE WRITING PROSPECTUS OR OTHER INFORMATION CONVEYED BY UNDERWRITERS TO PURCHASERS INCLUDED IN THE DISCLOSURE PACKAGE
Issuer Free Writing Prospectuses: None
Number of shares of Common Stock offered: 21,300,000 (or 24,495,000 if the Underwriters’ option to purchase additional shares is exercised in full)
Price to public: $10.20 per share

S-II

SCHEDULE III
Persons Subject to Lock-up Agreements
Randall L. Churchey
Randall H. Brown
Thomas Trubiana
Christine Richards
J. Drew Koester
Paul O. Bower
John V. Arabia
Monte J. Barrow
William J. Cahill
John L. Ford
Howard A. Silver
Wendell W. Weakley

S-III

SCHEDULE IV

28th and Aurora at Boulder LLC	EDR Orlando Limited Partnership
3949 Lindell, LLC	EDR Orlando, Inc.
Anderson Road Lafayette LLC	EDR Orlando, LLC
Anderson Road Oxford LLC	EDR Oxford, LLC
AOD/Raleigh Residence Hall, LLC	EDR Phoenix/Summa West LLC
Cape Place (DE), LLC	EDR Phoenix, LLC
Carrollton Place, LLC	EDR State College Limited Partnership
Centre Lubbock TX LLC	EDR State College, Inc.
Chapel Hill Durham NC GP LLC	EDR State College, LLC
Chapel Hill Durham NC LP	EDR Statesboro, LLC
CV East Lansing MI LLC	EDR Stillwater Limited Partnership
District on 5th Tucson AZ LLC	EDR Stillwater, Inc.
EDR Athens I, LLC	EDR Stillwater, LLC
EDR Auburn, LLC	EDR Storrs LLC
EDR Austin LLC	EDR Syracuse Campus West LLC
EDR Berkeley LLC	EDR Syracuse, LLC
EDR Berkeley LP	EDR Tallahassee I, LLC
EDR Carbondale, LLC	EDR Tallahassee Limited Partnership
EDR Cayce Manager, Inc.	EDR Tallahassee, Inc.
EDR Cayce, LLC	EDR Tallahassee, LLC
EDR Charlottesville LLC	EDR Tampa Limited Partnership
EDR Charlottesville Jefferson LLC	EDR Tampa, Inc.
EDR Charlottesville Wertland LLC	EDR Tampa, LLC
EDR Columbia Limited Partnership	EDR Technology LLC
EDR Columbia, Inc.	EDRT/ETA Tuscaloosa LLC
EDR Columbia, LLC	EDR Tuscaloosa LLC
EDR Columbus Limited Partnership	EDR Wabash Limited Partnership
EDR Columbus, Inc.	EDR Wabash, Inc.
EDR Columbus, LLC	EDR Wabash, LLC
EDR Development LLC	EDR Western Michigan Limited Partnership
EDR Employment Resources, LLC	EDR Western Michigan, Inc.
EDR Fund GP, Inc.	EDR Western Michigan, LLC
EDR Gainesville GP, LLC	Education Realty OP GP, Inc.
EDR Gainesville Limited Partnership	Education Realty OP Limited Partner Trust
EDR Greensboro, LLC	Education Realty Operating Partnership, LP
EDR Investment Advisor Inc.	Education Realty Trust, LLC
EDR Investment Fund, LP	Fort Greene Brooklyn NY LLC
EDR Knoxville Limited Partnership	GM Westberry LLC
EDR Knoxville, Inc.	Irish Row at Vaness LLC
EDR Knoxville, LLC	Province Kent Ohio LLC
EDR Lawrence Limited Partnership	River Place (DE), LLC
EDR Lawrence, Inc.	Suites Lubbock TX LLC
EDR Lawrence, LLC	Stinson at Norman, LLC
EDR Lexington I LLC	The Province Greenville NC LP
EDR Lexington II LLC	The Province Greenville NC GP LLC
EDR Lexington III LLC	University Towers Building LLC
EDR Lexington IV LLC	University Towers OP GP, LLC

S-IV

EDR Lexington V LLC	University Towers Operating Partnership, LP
EDR Lexington VI LLC	University Towers Raleigh, LLC
EDR Limpar, LLC	University Towers Raleigh Services, LLC
EDR Management Inc.	University Village - Greensboro, LLC
EDR Manager, LLC	University Village Towers, LLC
EDR Murfreesboro, LLC	University Village Towers, LP
EDR OP Development LLC

S-IV